Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Robert A. Milligan	Kristen Armstrong
Chief Financial Officer	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America, Inc. Announces First Quarter Dividend
SCOTTSDALE, AZ, February 18, 2016 – Healthcare Trust of America, Inc. (NYSE: HTA) announced today that its board of directors has declared a cash dividend for the quarter ending March 31, 2016 in the amount of $0.295 per share. This represents an annualized rate of $1.18 per share and an annualized yield of 4.4% based on HTA’s closing share price as of February 17, 2016. The dividend will be paid on April 8, 2016 to stockholders of record on April 1, 2016.
The amount of dividends HTA pays to its stockholders is determined by HTA’s board of directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s board of directors may reduce its dividend rate and HTA cannot guarantee the amount of dividends paid in the future, if any.
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Since its formation in 2006, HTA has invested $3.6 billion in medical office buildings and other healthcare assets comprising 15.5 million square feet across 28 states. HTA listed on the New York Stock Exchange in June of 2012 and has a consistent track record of generating stockholder returns.
HTA invests in key markets with above average growth and healthcare infrastructure that are capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are core-critical, a key part of the integrated delivery of healthcare, and that continue to complement the HTA’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships, which is designed to lead to tenant retention, rent growth and long-term value creation across the portfolio.
More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of HTA’s senior management team;

•	financial stability and solvency of HTA’s tenants;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	delays in liquidating defaulted mortgage loan investors; and

•	the risk factors set forth in HTA’s 2014 Annual Report on Form 10-K for the year ended December 31, 2014 and in HTA’s Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.